                                                                    EXHIBIT 23.2


                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Medical Graphics Corporation on Form S-3 relating to the sale of 727,272 shares of common stock of our report dated April 4, 1997 (April 15, 1997 as to the third paragraph of Note 11) on the 1996 financial statements, appearing in the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                       DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
December 2, 1997                       /s/ Deloitte & Touche LLP



                                     II-5